QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on May 4, 2017

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11
FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

KKR Real Estate Finance Trust Inc.
(Exact name of registrant as specified in its governing instruments)

9 West 57th Street, Suite 4200
New York, New York 10019
Tel: (212) 750-8300
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

KKR Real Estate Finance Manager LLC
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: General Counsel
Tel: (212) 750-8300
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Tel: (212) 455-2000	Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP 31 W. 52nd Street New York, New York 10019 Tel: (212) 878-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

          If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ File No. 333-217126

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐
Emerging growth company ☒

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)

Common stock, $0.01 par value per share	287,500	$20.50	$5,893,750	$684

(1)
Includes shares of common stock subject to the underwriters' option to purchase additional shares of common stock.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

          This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form S-11 is being filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by KKR Real Estate Investment Trust Inc. (the "Registrant"). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant's Registration Statement on Form S-11 (File No. 333-217126), as amended, which was declared effective by the Commission on May 4, 2017.

Exhibit Number	Exhibit Description
5.1	Opinion of Venable LLP regarding validity of the shares being registered

8.1	Opinion of Hunton & Williams LLP regarding certain tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1)

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-11 filed by the Registrant on April 3, 2017 (File No. 333-217126) and incorporated herein by reference)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 4, 2017.

KKR REAL ESTATE FINANCE TRUST INC.
By:	/s/ CHRISTEN E.J. LEE
	Name:	Christen E.J. Lee
	Title:	Co-Chief Executive Officer and Co-President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

/s/ CHRISTEN E.J. LEE Christen E.J. Lee			Co-Chief Executive Officer and Co-President (Principal Executive Officer)	May 4, 2017
* Matthew A. Salem			Co-Chief Executive Officer and Co-President (Principal Executive Officer)	May 4, 2017
* William B. Miller			Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 4, 2017
* Ralph F. Rosenberg			Director	May 4, 2017
* Todd A. Fisher			Director	May 4, 2017
*By:	/s/ CHRISTEN E.J. LEE
	Name:	Christen E.J. Lee
	Title:	Attorney-in-Fact

QuickLinks

SIGNATURES